EXHIBIT 99.12

                        CONSENT OF INDEPENDENT ENGINEERS

                  We hereby consent to the use in this Annual Report on Form 40-F of Harvest Energy Trust for the year ended December 31, 2004 of our report, dated January 11, 2005, evaluating the crude oil, natural gas, and natural gas liquids reserves attributable to properties owned by Harvest Energy Trust.



Paddock Lindstrom & Associates Ltd.

Calgary, Alberta

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                                  YOURS TRULY,



                                         /s/ Paddock Lindstrom & Associates Ltd.

                                         Paddock Lindstrom & Associates Ltd.

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